EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Edwards Lifesciences Corporation Form 10-K, for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
May 9, 2008